UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Dabeilu, Shiqiao, Panyu,
Guangzhou,
Guangdong, China 511400
(Address of principal executive offices) (Zip Code)

(86) 20-3999-0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 2, 2010, Subaye, Inc. (the “Company”) entered into an acquisition agreement (the “Agreement”) with CoCloud Infoserve Limited, a Chinese company (“CIL”).  Pursuant to the terms of the Agreement, the Company will acquire all of the assets, including physical assets, good will, domain names and website content, used by CIL to operate various online shopping websites (www.gzxiti.com, www.gzxing.com.cn, www.gzbuyun.com.cn, www.gzjinxiu.com, www.gznantian.com, and www.gzxhaxi.com) in exchange for 480,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”).

Prior to the date of the Agreement, there was no material relationship between the Company or any of its affiliates and CIL.  As a result of the transactions under the Agreement, CIL will beneficially own 6.7% of the Company’s issued and outstanding shares of Common Stock.

Item 2.01  Completion of Acquisition or Disposition of Assets

Please see Item 1.01 above for a description of the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 9, 2010

SUBAYE, INC.

By:	/s/ Zhiguang Cai
Name:	Zhiguang Cai
Title:	Chief Executive Officer